UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Commission File Number 0-25346

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2811 Ponce de Leon Blvd PH1 Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

(305) 894-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeremy M. Wilmot will cease serving as Chief Product Officer of ACI Worldwide, Inc. (the “Company”) on July 5, 2022, and then serve as Special Advisor to the Company’s Chief Executive Officer (the “CEO”).

During his service as Special Advisor to the CEO, Mr. Wilmot will (1) receive a salary of $7,600 for 40 hours worked monthly, (2) receive an additional $190 per hour worked in excess of 40 hours monthly, (3) remain eligible to receive an award under the Company’s 2022 short-term incentive program, with a target award equal to 100% of his base salary actually earned for 2022, (4) continue to vest in his outstanding equity-based awards in accordance with their terms, and (5) remain eligible for benefits available to part-time employees. The CIC severance agreement to which Mr. Wilmot is a party will remain in effect unless and until that agreement is terminated in accordance with its terms.

Debbie Guerra, who heads the Company’s Merchant segment, will serve as the Company’s Chief Product Officer commencing July 5, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: June 6, 2022	By:	/s/ Anthony Dinkins
Anthony Dinkins
Chief Human Resources Officer